Exhibit 99.1

2-10 Holdco, Inc. AND SUBSIDIARIES

Consolidated Financial Statements

As of and for the Period Ended December 18, 2024

2-10 Holdco, Inc. and Subsidiaries

Table of Contents

INDEPENDENT AUDITOR'S REPORT

To 2-10 Holdco, Inc.,

Opinion

We have audited the consolidated financial statements of 2-10 Holdco, Inc. and subsidiaries (the "Company"), which comprise the consolidated statement of financial position as of December 18, 2024, and the related consolidated statements of comprehensive loss, stockholders' equity, and cash flows for the period then ended, and the related notes to the consolidated financial statements (collectively referred to as the "financial statements").

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 18, 2024, and the results of its operations and its cash flows for the period then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for one year after the date that the financial statements are issued.

Auditor's Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•
Exercise professional judgment and maintain professional skepticism throughout the audit.
•
Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, no such opinion is expressed.

•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Deloitte & Touche LLP

Memphis, Tennessee

February 26, 2025

2-10 Holdco, Inc. and Subsidiaries

Consolidated Statement of Financial Position

As of December 18, 2024

(in millions, except shares)

ASSETS
Current:
Cash and cash equivalents	$23.9
Marketable securities	14.7
Receivables, less allowance	4.1
Prepaid expenses and other current assets	8.3
Total current assets	51.0
Long-term marketable securities	38.8
Property and equipment, net	17.5
Goodwill	140.6
Intangible assets, net	30.8
Deferred reinsurance	65.6
Reinsurance recoverables	8.9
Deferred policy acquisition costs	20.3
Deferred customer acquisition costs	3.5
Deferred tax assets, net	30.1
Total assets	$407.1

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$10.5
Accrued payroll and related expenses	13.2
Accrued home warranty claims	7.4
Other accrued expenses	6.5
Deferred revenue, current	29.5
Current portion of long-term debt	1.4
Total current liabilities	68.5
Long-term debt, net of current portion	153.9
Unpaid losses and loss adjustment reserves	12.3
Deferred ceding commissions	8.9
Deferred insurance premiums	233.6
Long-term deferred revenue	11.9
Other long-term liabilities	0.6
Total liabilities	489.7
Commitments and contingencies	—
Stockholders’ equity:
Common stock ($.001 par value, 1,000 shares authorized, issued and outstanding)	—
Additional paid-in capital	275.0
Accumulated other comprehensive loss	(3.0)
Accumulated deficit	(354.6)
Total stockholders' equity	(82.6)
Total liabilities and stockholders' equity	$407.1

See the accompanying notes to the consolidated financial statements.

2-10 Holdco, Inc. and Subsidiaries

Consolidated Statement of Comprehensive Loss

Period Ended December 18, 2024

(in millions)

Revenue	$184.5
Costs and expenses:
Cost of sales	67.4
Selling, general and administrative expenses	76.2
Amortization expense	9.3
Depreciation expense	3.1
Transaction costs	14.8
Total costs and expenses	170.8
Total operating income	13.7
Interest expense	18.6
Investment income, net	(2.1)
Other income, net	(0.1)
Loss before income taxes	(2.7)
Income tax expense	1.4
Net loss	$(4.1)
Other comprehensive income, net of income taxes
Change in unrealized gain (loss) on available-for-sale securities:
Unrealized loss, net of income taxes of $0.8 million	0.8
Reclassification adjustment, net of income taxes of $0.2 million	(0.5)
Total other comprehensive income, net of income taxes	0.3
Comprehensive loss	$(3.8)

See the accompanying notes to the consolidated financial statements.

2-10 Holdco, Inc. and Subsidiaries

Consolidated Statement of Stockholders' Equity

Period Ended December 18, 2024

(in millions, except shares)

				Accumulated
			Additional	Other		Total
	Common Stock		Paid-in	Comprehensive	Accumulated	Stockholders'
	Shares	Amount	Capital	Loss	Deficit	Equity
Balance, January 1, 2024	1,000	$—	$274.7	$(3.3)	$(350.5)	$(79.1)
Net loss	—	—	—	—	(4.1)	(4.1)
Stock-based compensation expense	—	—	0.2	—	—	0.2
Other comprehensive income	—	—	—	0.3	—	0.3
Balance, December 18, 2024	1,000	$—	$275.0	$(3.0)	$(354.6)	$(82.6)

See the accompanying notes to the consolidated financial statements.

2-10 Holdco, Inc. and Subsidiaries

Consolidated Statement of Cash Flows

Period Ended December 18, 2024

(in millions)

Cash and cash equivalents, January 1, 2024	$19.4
Cash flows from operating activities:
Net loss	(4.1)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	3.1
Amortization of intangible assets	9.4
Stock-based compensation expense	0.2
Amortization of bond premium and discount	0.7
Net realized loss on sale of available-for-sale securities	(0.7)
Deferred income taxes	(4.4)
Changes in operating assets and liabilities:
Receivables, less allowance	1.6
Prepaid expenses and other current assets	(2.5)
Deferred reinsurance	(1.5)
Reinsurance recoverables	(1.5)
Deferred policy acquisition costs	(2.3)
Deferred customer acquisition costs	0.2
Accounts payable	9.8
Deferred revenue	(0.1)
Other current liabilities	2.7
Unpaid losses and loss adjustment reserves	2.0
Deferred ceding commission	0.3
Deferred insurance premiums	5.5
Other long-term assets and liabilities	0.1
Net cash provided by operating activities	18.5
Cash flows from investing activities:
Purchases of property and equipment	(4.4)
Purchases of investments	(42.8)
Proceeds from sale, redemption and maturity of investments	51.2
Net cash provided by investing activities	4.0
Cash flows from financing activities:
Repayments of debt	(18.0)
Net cash used in financing activities	(18.0)
Net change in cash and cash equivalents	4.5
Cash and cash equivalents, December 18, 2024	$23.9
Supplemental non-cash disclosures:
Interest paid	$17.9
Income taxes paid	8.0

See the accompanying notes to the consolidated financial statements.

2-10 holdco, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

As of and for the Period Ended December 18, 2024

(in millions, except profit units, per share amounts and unless otherwise noted)

Note 1 - Description of the Business

2-10 Holdco, Inc. (the “Company” or “2-10 Home Buyers Warranty”) covers homeowners with its warranty plans and partners with thousands of real estate professionals, home builders and service contractors to help home buyers, sellers and owners to mitigate risk, save money and have protection from unexpected and costly repairs. 2-10 Home Buyers Warranty was founded and is based in Colorado.

Note 2 - Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared on the basis of U.S. generally accepted accounting principles ("U.S. GAAP") and include the accounts of the Company and its subsidiaries. All significant inter-company accounts and transactions have been eliminated in consolidation in conformity with U.S. GAAP.

These consolidated financial statements were prepared for the period from January 1, 2024 through December 18, 2024. All references within these consolidated financial statements to the period ended December 18, 2024 refer to this period.

Use of Estimates

The preparation of the consolidated financial statements requires management to make certain estimates and assumptions required under U.S. GAAP that may differ from actual results. The most significant areas requiring the use of management estimates and assumptions relate to revenue recognition, the accrual for losses related to claims, the determination of credit losses on investments, and the valuation of marketable securities, goodwill and intangible assets.

Revenue

Resale Warranty Revenue

The Company enters into home warranties which are generally one year in duration and sold to customers that are homeowners. These home warranties are accounted for under Accounting Standards Codification 606, Contracts with Customers (“ASC 606”). The Company has determined the warranty contract represents the single performance obligation of providing repairs or replacement for covered systems and appliances. These services are generally for a fixed amount paid upfront or monthly over the term of the contract. Revenue is recognized over time using the input method in proportion to the costs expected to be incurred in performing services under the contracts over the contract term (“claims emergence basis”). Those costs are incurred on an other than straight-line basis and bear a direct relationship to the fulfillment of the Company’s obligations under the contracts.

Administrative fees related to the handling of customers’ monthly credit card payments for home warranties are also earned ratably over the term of the contract. All contracts can be cancelled by the customer at any time, which could result in a refund of payments for periods in which service has not been provided. The Company has the right to cancel the contract due to non-payment by the customer.

New Home Structural Warranty Revenue

The Company offers new home structural warranties to builders participating in its new home warranty program. These insurance-backed warranties are accounted for under Accounting Standards Codification 944, Financial Services – Insurance (“ASC 944”) and generally have one-, two- and ten-year durations.

Premium revenue is recognized over time in proportion to the costs expected to be incurred in performing services under the contract. Amounts not earned and recognized to date are recognized as deferred insurance premiums on the consolidated statement of financial position.

2-10 holdco, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

As of and for the Period Ended December 18, 2024

(in millions, except profit units, per share amounts and unless otherwise noted)

The Company also performs non-insurance-backed services within the new home structural program, which are accounted for under ASC 606. These services include the following:

•
Claims administrative contracts are two-year contracts with a single performance obligation. Revenue is recognized straight-line over the two-year period.
•
Warranty administrative contracts have multiple performance obligations consisting of one-, two- and ten-year components within each contract. The transaction price is allocated to each of these components based on relative fair value. Revenue is recognized on a straight-line basis over the respective periods.
•
Builder members’ enrollment fees are earned on a pro rata basis over the enrollment term of one year. In a limited number of cases, non-refundable enrollment fees have been received for which a builder has not been accepted into the program. In this case, enrollment fees are recorded as a liability due from the Company to the builder until the acceptance is finalized.

Reinsurance

In the normal course of business, the Company seeks to reduce its loss exposure by reinsuring certain levels of risk with reinsurers. Reinsurance is accounted for in accordance with ASC 944. Premiums ceded are expensed over the term of underlying insurance policies, and the unexpired portion of reinsurance is deferred and recognized as deferred reinsurance on the consolidated statement of financial position. Anticipated reinsurance recoverables for paid and unpaid losses under these contracts are recognized on the consolidated statement of financial position in accordance with the terms of the underlying contracts. Reinsurance recoverables on paid losses were $1.5 million as of December 18, 2024 and are included in prepaid expenses and other current assets on the consolidated statement of financial position.

Ceding Commission Income

Ceding commissions are earned in the same proportion as the ceded premiums to which they relate. Ceding commissions are intended to cover a portion of policy acquisition costs and also reimburse the Company for unallocated loss adjustment expenses. Amounts which represent a recovery of acquisition costs are treated as a reduction of deferred policy acquisition costs with any excess recorded as deferred ceding commission income and earned into income based on the underlying pattern of insurance risk. Amounts not recorded as income to date are recorded as deferred ceding commissions on the consolidated statement of financial position.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, money market funds, certificates of deposit and other debt securities with remaining maturities of 90 days or less. Cash and cash equivalents are stated at cost which approximates fair value due to the short-term nature of these instruments. The Company maintains deposits at financial institutions, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

Receivables, Less Allowance

Trade receivables are recorded at cost less an allowance for expected credit losses. The Company maintains an allowance for credit losses resulting from the expected failure or inability of its customers to make required payments. The Company recognizes the allowance for expected credit losses at inception and reassess it quarterly based on management’s expectation of the asset’s collectability. Management estimates credit losses on financial assets, including trade receivables, utilizing a current expected credit loss impairment model. As of December 18, 2024, the allowance for credit losses related to trade receivables was less than $0.1 million.

Credit risk with respect to trade receivables is generally diversified as the average receivable balance is small. The Company does not require collateral or other security to support customer receivables.

Non-trade receivables consist of $0.2 million of investment income receivable and $0.2 million of recoverables from builders under the new home warranty program. As of December 18, 2024, there is no accrual for credit loss against non-trade receivables.

2-10 holdco, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

As of and for the Period Ended December 18, 2024

(in millions, except profit units, per share amounts and unless otherwise noted)

Marketable Securities

The Company's marketable securities are classified as available‑for‑sale investments and reported at fair value on the consolidated statement of financial position. Unrealized gains and losses, net of income taxes, are recognized in accumulated other comprehensive loss on the consolidated statement of financial position. Realized gains and losses on the sale and redemption of investments are determined on the basis of specific identification and are included in investment income, net on the consolidated statement of comprehensive loss. Premiums and discounts are amortized or accreted over the life of the related security as an adjustment to yield using the effective‑interest method. This amortization and accretion is included in investment income, net on the consolidated statement of comprehensive loss.

The Company evaluates marketable securities investments on a quarterly basis to assess whether any decline in fair value necessitates the recognition of an allowance for credit loss. Changes in the allowance for credit loss are recorded as a provision for (or reversal of) credit loss expense. Losses are charged against the allowance for credit loss when management believes an available-for sale security is confirmed to be uncollectible or when either of the criteria regarding intent or requirement to sell is met. As of December 18, 2024, the Company had no allowance for credit losses related to available-for-sale securities.

Accrued interest receivable related to available-for-sale securities was $0.2 million as of December 18, 2024 and was not included in the allowance for credit loss assessment.

Property and Equipment, Net

Property and equipment are stated at cost, less accumulated depreciation. Leasehold improvements are depreciated over the shorter of the useful life or the lease term. The Company uses the straight‑line method to calculate depreciation over the estimated useful lives of the assets, which range from three to 40 years.

The Company capitalizes certain costs incurred in connection with developing or obtaining software for internal use. Qualifying software costs are capitalized during the application development stage, placed in service once substantially complete and amortized over the estimated useful life of the software, which is generally three years. Costs incurred in the pre-application development stage are expensed as incurred. For the period ended December 18, 2024, the Company capitalized software costs of $4.1 million.

The Company reviews long-lived assets, including property and equipment, for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable when compared to the estimated undiscounted future cash flows expected to be generated from the asset. For the period ended December 18, 2024, there were no impairments recorded.

Goodwill and Indefinite-Lived Intangible Assets

Indefinite-lived Intangible assets consist of trademarks, trade names, and insurance licenses. The Company tests goodwill and indefinite-lived intangible assets at least annually, or when events and circumstances occur that indicate an impairment may be possible. These events could include a significant change in the business climate, legal factors, a decline in operating performance, competition, sale, or disposition of a significant portion of the business, or other factors. For the period ended December 18, 2024, there were no impairments recorded.

Deferred Policy Acquisition Costs

The Company incurs policy acquisition costs that are directly related to the issuance of new home structural warranties. Policy acquisition costs include underwriting and risk management expenses, premium taxes, and credit reporting. These costs have been capitalized and are amortized over the relevant revenue recognition period. For the period ended December 18, 2024, the amortization of these costs was $3.3 million and is included in selling, general and administrative expenses on the consolidated statement of comprehensive loss.

2-10 holdco, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

As of and for the Period Ended December 18, 2024

(in millions, except profit units, per share amounts and unless otherwise noted)

Deferred Customer Acquisition Costs

Customer acquisition costs consist of commissions and other costs that are incremental costs incurred to obtain a resale customer contract and otherwise would not have been incurred if the contract had not been obtained. These costs have been capitalized and are amortized using the same pattern as the related revenue is recognized. This generally follows the pattern of expected claims emergence over the terms of the related home warranties, which are generally one year in duration. For the period ended December 18, 2024, the amortization of these costs was $6.3 million and is included in selling, general and administrative expenses on the consolidated statement of comprehensive loss.

Deferred Revenue

Contract liabilities arise when payment is made upfront prior to the performance of services under the contract. Deferred revenue totaled $41.4 million and $41.5 million as of December 18, 2024 and January 1, 2024, respectively. There was approximately $24 million of revenue recognized during the period ended December 18, 2024 that was included in deferred revenue as of January 1, 2024.

Unpaid Losses and Loss Adjustment Reserves

The Company’s unpaid losses and loss adjustment reserves represent the estimated ultimate cost of settling all reported claims associated with its insurance policies and includes the estimated costs of claims incurred but not reported as of the balance sheet date. The reserve is based upon the facts of each case and the Company’s experience with similar cases. The establishment of appropriate reserves is an inherently uncertain and complex process. Reserve estimates are primarily derived using an actuarial estimation process in which historical loss patterns are applied to actual paid losses and reported losses (paid losses plus individual case reserves established by claim adjusters) for a warranty or report year to create an estimate of how losses are likely to develop over time. Reserve estimates are reviewed and updated annually. Any resulting adjustments to estimates are reflected in current results of operations. The Company reports its unpaid losses and loss adjustment reserves gross of the amounts related to unpaid losses recoverable from reinsurers and net of amounts ceded to reinsurers.

Premium Deficiencies

The Company recognizes a premium deficiency when there is a probable loss on a new home structural warranty. A premium deficiency is recognized if the sum of expected losses and loss adjustment expenses, unamortized deferred policy acquisition costs and maintenance costs exceed the unearned premium and anticipated investment income. As of December 18, 2024, the Company had no premium deficiencies.

Advertising Costs

Advertising costs are expensed as incurred. Advertising costs for the period ended December 18, 2024 were $6.3 million and are included in selling, general and administrative expenses on the consolidated statement of comprehensive loss.

Self-Insurance for Medical Claims

The Company has a self-insured arrangement for its health care benefits. Under this program, the Company pays all claims, subject to annual stop-loss limitations both for individual claims and claims in the aggregate. Losses are accrued based on actual claims outstanding and the estimated costs of claims incurred but not reported as of the balance sheet date. As of December 18, 2024, the Company has accrued $0.3 million for unpaid health care benefits, which is included in other accrued expenses on the consolidated statement of financial position.

Stock-Based Compensation Expense

Stock-based compensation expense is estimated at the grant date based on the fair value of a profit unit using the option pricing method and is recognized as expense over the requisite service period. The Company does not apply an estimate for forfeitures in its determination of stock-based compensation expense.

2-10 holdco, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

As of and for the Period Ended December 18, 2024

(in millions, except profit units, per share amounts and unless otherwise noted)

Income and Other Taxes

The Company accounts for income taxes using the asset‑and‑liability method, which requires the establishment of deferred tax assets and liabilities for the temporary differences between the financial reporting basis and the tax basis of the Company’s assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided to the extent deferred tax assets may not be recoverable after consideration of the future reversal of deferred tax liabilities, tax planning strategies, and projected future taxable income.

The Company uses a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The guidance requires the Company to recognize tax benefits only for tax positions that are more likely than not to be sustained upon examination by tax authorities. The amount recognized is measured as the largest amount of benefit that is greater than 50% likely to be realized upon settlement. A liability for unrecognized tax benefits is recorded for any tax benefits claimed in the Company’s tax returns that do not meet these recognition and measurement standards. Interest and penalties, if any, are recognized as income tax expense.

The Company presents taxes collected from customers and remitted to government authorities on a net basis on the consolidated statement of comprehensive loss. These taxes would include taxes that are imposed on a revenue transaction between a seller and a customer, including sales taxes, use taxes, value‑added taxes, and some types of excise taxes.

Fair Value Measurements

The Company follows guidance for fair value measurements, which defines fair value, establishes a framework for using fair value to measure financial assets and liabilities on a recurring basis and expands disclosures about fair value measurements. The Company also applies the guidance to non-financial assets and liabilities measured at fair value on a nonrecurring basis, which includes goodwill and intangible assets. The guidance establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions of what market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.

The hierarchy is broken down into three levels based on the reliability of the inputs as follows:

Level 1 – Valuation is based upon unadjusted quoted market prices for identical assets or liabilities in active markets that the Company has the ability to access.

Level 2 – Valuation is based upon quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in inactive markets, or valuations based on models where the significant inputs are observable in the market.

Level 3 – Valuation is based on models where significant inputs are not observable. The unobservable inputs reflect the Company’s own assumptions about the inputs that market participants would use.

The carrying amounts of cash and cash equivalents, receivables, accounts payable and accrued liabilities approximate the fair values due to their short‑term nature.

2-10 holdco, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

As of and for the Period Ended December 18, 2024

(in millions, except profit units, per share amounts and unless otherwise noted)

Restricted Net Assets

There are regulatory restrictions on the ability of certain of the Company's subsidiaries to transfer funds, including for the payment of ordinary and extraordinary dividends, as a result of regulatory restrictions under the laws and regulations of the states in which they operate. Among other things, such laws and regulations require certain subsidiaries to maintain minimum capital and net worth requirements and may limit the amount of ordinary and extraordinary dividends and other payments that these subsidiaries can make. As of December 18, 2024, the total net assets subject to these regulatory restrictions was $19.0 million.

Note 3 - Revenue

Resale Warranty Revenue

Resale warranty revenue is generated from home warranties, which generally have a duration of one year. Revenue is recognized over the period covered by the contract using the input method in proportion to the costs expected to be incurred in performing services under the contracts. Resale warranty revenue recognized for the period ended December 18, 2024, inclusive of administrative fees related to the handling of customer’s monthly credit card payments, was $145.7 million. See Note 2 for additional information on the Company’s revenue recognition accounting policies.

New Home Structural Warranty Revenue

New home structural warranty revenue is generated through enrolling builder members and homes in the Company's new home warranty program. Builder members, as a result of their participation in the new home warranty program, are eligible to offer the benefits of a new home structural warranty to their customers, the new homeowners. These contracts generally have one-, two- and ten-year durations.

Revenue generated from these insurance-backed contracts is recognized over time in proportion to the costs expected to be incurred in performing the services under the contract. New home structural warranty revenue recognized for the period ended December 18, 2024, inclusive of ceded commission income, was $33.5 million. Revenue generated in the new home warranty program which is not insurance-backed includes claims administrative services (two-year contracts), warranty administrative services (one-, two- and ten-year contracts) and builder members’ enrollments fees (one-year contracts). Revenue from these non-insurance-backed services for the period ended December 18, 2024 was $5.3 million.

Note 4 - Reinsurance

A subsidiary of 2-10 Holdco, Inc., New Home Warranty Insurance Company, a risk retention group, (the “RRG”) limits maximum losses through its reinsurance agreements. The RRG has entered into reinsurance contracts, whereby the RRG cedes 77.5%, as of December 18, 2024, of the premiums and losses related to risks up to $2.0 million and 100% of premiums and losses related to risks in excess of $2.0 million, up to the maximum policy limit. The RRG is also paid a ceding commission based off gross ceded premiums to reimburse certain costs related to the underwriting and issuance of new contracts. As of December 18, 2024, the ceding commission for the two reinsurance partners was 28.5%. A portion of the new home structural warranty fee collected by HBW as part of the new home warranty program is accounted for under ASC 944 but is not remitted to the RRG and is therefore not subject to the reinsurance agreements discussed herein.

In accordance with the reinsurance contracts, the RRG is required to and did maintain minimum surplus such that its Total Adjusted Capital divided by the Authorized Control Level Risk Based Capital as defined and calculated within its statutory annual statement equals or exceeds 3.0.

Reinsurance contracts do not discharge the primary liability of the RRG as insurer of those risks reinsured. The failure of the reinsurer to honor its obligations could result in significant losses to the RRG. The RRG evaluates the financial condition of potential reinsurers and continually monitors the financial condition of its present reinsurers, which currently have an A.M. Best rating of A- or better.

2-10 holdco, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

As of and for the Period Ended December 18, 2024

(in millions, except profit units, per share amounts and unless otherwise noted)

Additionally, the RRG evaluates current and prospective reinsurers as to concentrations of credit risk arising from similar activities or economic characteristics in order to minimize exposure to significant losses resulting from reinsurer insolvencies. There can be no assurance that reinsurance will continue to be available to the RRG to the same extent, and at the same cost, as it has in the past. The RRG may choose in the future to reevaluate the use of reinsurance to increase or decrease the amount of risk it cedes to reinsurers.

A summary of premiums written and ceded follows:

	Period Ended December 18, 2024
	Premiums Written	Premiums Earned
Direct premiums	$49.6	$44.7
Ceded premiums	(14.3)	(12.8)
Net earned premiums	$35.3	$31.9

Note 5 - Unpaid Losses and Loss Adjustment Reserves

A summary of the changes in unpaid losses and loss adjustment reserves for the period presented follows:

Balance, January 1, 2024	$10.3
Less reinsurance recoverables	(7.4)
Net balance, January 1, 2024	2.9

Incurred related to current year	1.5
Incurred related to prior year	0.7
Total incurred	2.2

Paid related to current year	(0.4)
Paid related to prior year	(1.3)
Total paid	(1.7)

Net balance, December 18, 2024	3.4
Add reinsurance recoverables	(8.9)
Balance, December 18, 2024	$12.3

The following is information about incurred and paid claims development as of December 18, 2024, net of reinsurance, as well as cumulative claim payments and the total of incurred-but-not-reported liabilities plus expected development on reported claims included within the net incurred claims amounts for 1-year workmanship coverage and 10-year structural coverage. The information pertaining to two-year systems coverage is generally less than $0.1 million for all amounts that would be presented and is, therefore, not disclosed. The information pertaining to incurred and paid claims development for the years prior to 2024 is presented on a calendar year basis and is included as required supplemental unaudited information.

2-10 holdco, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

As of and for the Period Ended December 18, 2024

(in millions, except profit units, per share amounts and unless otherwise noted)

Incurred Loss and Allocated Loss Adjustment Expenses, net of Reinsurance (1) Workmanship 1-year coverage
Claim Year	2014 and Prior	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024	Estimated Development and IBNR on Reported Claims	Cumulative Number of Reported Claims (Actual)
2014 and prior	$0.1	$0.1	$0.1	$0.1	$0.1	$0.1	$0.1	$0.1	$0.1	$0.1	$0.1	$—	54
2015		0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1	—	65
2016			0.2	0.3	0.3	0.3	0.3	0.3	0.3	0.3	0.3	—	78
2017				0.3	0.2	0.4	0.3	0.3	0.3	0.3	0.3	—	123
2018					0.6	0.5	0.5	0.5	0.5	0.5	0.5	—	91
2019						0.4	0.4	0.4	0.4	0.4	0.4	—	98
2020							0.4	0.3	0.3	0.4	0.4	—	66
2021								0.3	0.4	0.4	0.4	—	62
2022									0.4	0.4	0.4	—	51
2023										0.3	0.3	—	50
2024											0.4	0.2	11
											$3.7

Incurred Loss and Allocated Loss Adjustment Expenses, net of Reinsurance (1) Structural 10-Year Coverage
Claim Year	2014 and Prior	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024	Estimated Development and IBNR on Reported Claims	Cumulative Number of Reported Claims (Actual)
2014 and prior	$0.2	$0.2	$0.3	$0.3	$0.3	$0.3	$0.3	$0.3	$0.3	$0.3	$0.3	$—	659
2015		0.2	0.2	0.3	0.3	0.3	0.3	0.3	0.3	0.3	0.3	—	643
2016			0.3	0.5	0.5	0.5	0.5	0.5	0.6	0.6	0.6	—	777
2017				0.6	0.6	0.5	0.4	0.4	0.4	0.4	0.4	—	728
2018					0.9	0.9	0.7	0.8	0.8	0.9	0.9	—	730
2019						0.9	0.8	0.8	0.9	0.8	0.9	—	620
2020							1.2	1.6	1.7	1.7	1.8	—	558
2021								1.1	1.4	1.4	1.3	0.1	418
2022									1.3	1.3	1.3	0.1	172
2023										1.3	1.5	0.4	36
2024											1.2	0.6	3
											$11.0

Cumulative Paid Losses and Loss Adjustment Expenses, Net of Reinsurance (1) Workmanship 1-Year Coverage
Claim Year	2014 and Prior	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024
2014 and prior	$—	$0.1	$0.1	$0.1	$0.1	$0.1	$0.1	$0.1	$0.1	$0.1	$0.1
2015		0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1
2016			0.1	0.2	0.3	0.3	0.3	0.3	0.3	0.3	0.3
2017				0.1	0.2	0.2	0.3	0.3	0.3	0.3	0.3
2018					0.2	0.5	0.5	0.5	0.5	0.5	0.5
2019						0.2	0.3	0.3	0.4	0.4	0.4
2020							0.1	0.3	0.3	0.4	0.4
2021								0.1	0.3	0.4	0.4
2022									0.1	0.4	0.4
2023										—	0.1
2024											0.1
											$3.2

2-10 holdco, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

As of and for the Period Ended December 18, 2024

(in millions, except profit units, per share amounts and unless otherwise noted)

Cumulative Paid Losses and Loss Adjustment Expenses, Net of Reinsurance (1) Structural 10-Year Coverage
Claim Year	2014 and Prior	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024
2014 and prior	$—	$0.1	$0.2	$0.3	$0.3	$0.3	$0.3	$0.3	$0.3	$0.3	$0.3
2015		0.1	0.1	0.2	0.2	0.3	0.3	0.3	0.3	0.3	0.3
2016			0.1	0.2	0.4	0.5	0.5	0.5	0.6	0.6	0.6
2017				0.1	0.3	0.4	0.4	0.4	0.4	0.4	0.4
2018					0.2	0.6	0.6	0.7	0.8	0.9	0.9
2019						0.2	0.5	0.7	0.9	0.9	0.8
2020							0.3	1.1	1.4	1.5	1.7
2021								0.3	1.0	1.1	1.2
2022									0.4	0.8	1.0
2023										0.3	0.9
2024											0.3
											$8.9

(1) Note 1: Development of subsequent years activity by warranty year (both 1-year and 10-year) includes both development of previous claim settlement estimates as well as newly incurred claims in the current year.

Components of unpaid losses and loss adjustment reserves for the period presented follows:

Unpaid losses and loss adjustment reserves, net of reinsurance:
1-year coverage	$0.8
10-year coverage	3.3
Reinsurance recoverables	8.9
Unpaid unallocated loss adjustment reserves	(0.7)
Total unpaid losses and loss adjustment reserves	$12.3

Note 6 - Marketable Securities

A summary of the components of marketable securities follows:

	As of December 18, 2024
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Certificates of deposit	$12.0	$—	$—	$12.0
Corporate bonds	15.8	—	(1.3)	14.5
Mortgage-backed securities	13.4	—	(0.9)	12.5
U.S. government and municipal obligations	15.4	—	(0.9)	14.5
Total marketable securities	$56.6	$—	$(3.1)	$53.5

Certificates of deposit are on deposit with certain state regulators as a condition to transact business in those states. The funds are held to pay home service contract claim expenses for the contract holders in the specific jurisdictions in the unlikely event that the Company is unable to pay claims.

2-10 holdco, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

As of and for the Period Ended December 18, 2024

(in millions, except profit units, per share amounts and unless otherwise noted)

A summary of the amortized cost and estimated fair value of debt securities by contractual maturity follows:

	As of December 18, 2024
	Amortized Cost	Fair Value
Due to mature:
One year or less	$14.7	$14.7
After one year through five years	17.2	16.5
After five years through ten years	8.6	7.6
After ten years	2.7	2.2
Mortgage-backed securities	13.4	12.5
Total marketable securities	$56.6	$53.5

Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

A summary of unrealized losses on investments and the length of time the securities have been in a continuous unrealized loss position follows:

	As of December 18, 2024
	Less Than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Corporate bonds	$0.7	$—	$12.2	$(1.4)	$12.9	$(1.4)
Mortgage-backed securities	2.0	—	9.3	(0.9)	11.3	(0.9)
U.S. government and municipal obligations	1.1	—	8.7	(0.8)	9.8	(0.8)
Total marketable securities	$3.8	$—	$30.2	$(3.1)	$34.0	$(3.1)

The Company did not identify any available-for-sale securities as of December 18, 2024 which presented a risk of loss due to credit deterioration of the security; and therefore, an allowance for credit losses was not necessary as it is more likely than not that the Company will not be required to sell the investments before the recovery of the amortized cost basis or until maturity.

2-10 holdco, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

As of and for the Period Ended December 18, 2024

(in millions, except profit units, per share amounts and unless otherwise noted)

Note 7 - Property and Equipment

A summary of the components in property and equipment follows:

As of December 18, 2024
Land and land improvements	$1.8
Building and improvements	9.3
Internally developed software and technology	16.5
Furniture and equipment	6.8
Total costs	34.4
Accumulated depreciation	(16.9)
Total property and equipment, net	$17.5

Note 8 - Goodwill and Intangible Assets

Goodwill

As of December 18, 2024, the balance of goodwill was $140.6 million and there were no changes in goodwill in the period ended December 18, 2024. The Company did not record any impairment to goodwill during this period.

Intangible Assets

A summary of the components of intangible assets follows:

	As of December 18, 2024
	Weighted- Average Remaining Life	Carrying Amount	Accumulated Amortization	Total Intangible Assets, Net
Trademarks and trade names	N/A	$9.0	$—	$9.0
Value of business acquired	3.9	86.7	(67.8)	18.9
Developed technology	3.4	12.6	(9.7)	2.9
Customer relationships	N/A	49.9	(49.9)	—
Total intangible assets		$158.2	$(127.4)	$30.8

For the period ended December 18, 2024, the Company did not record any impairment to intangible assets.

A summary of the estimated future amortization of the Company's definite-lived intangible assets as of December 18, 2024 follows:

Amounts due in:
Remaining of 2024	$0.3
2025	7.7
2026	6.2
2027	3.6
2028	2.1
2029	1.3
Thereafter	0.6
Total future amortization of intangible assets	$21.8

2-10 holdco, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

As of and for the Period Ended December 18, 2024

(in millions, except profit units, per share amounts and unless otherwise noted)

Note 9 - Debt

The Company is party to a credit agreement dated as of October 31, 2018 and amended on March 26, 2021 and June 29, 2022 (the "Credit Agreement"), which provides for a $180.0 million term loan and a $10.0 million revolving credit facility (the "Credit Facilities"). The Credit Facilities matures on March 26, 2026. As of December 18, 2024, the Company had $156.1 million principal outstanding balance due on the term loan and no balance outstanding on the revolving credit facility. Additionally, the Company has unamortized debt issuance costs of $0.8 million as of December 18, 2024.

The interest rate applicable to the term loan is the one‑month secured overnight financing rate as administered by the SOFR Administration (SOFR) with a floor of 0.75% plus a margin of 6.00% and a SOFR adjustment of 0.10%. Interest payments are made monthly or quarterly upon the Company’s election, and principal payments are made quarterly. In the event there is excess cash flow, as defined in the agreement, for any year during the debt term, the Company will be required to make an additional payment no later than 160 days after the end of such year. The Company made a voluntary excess cash flow payment of $5.0 million in March 2024. Excess cash flow payments are applied to the debt in the order of maturity.

The Company is subject to customary covenants on the Credit Facilities. On the last day of each fiscal quarter, the Company's net leverage ratio may not exceed 6.50:1. As of December 18, 2024, the Company was in compliance with these covenants.

See Note 16 - Subsequent Events for information relating to the repayment of debt.

Note 10 - Income Taxes

A summary of the components of the Company's income tax expense (benefit) follows:

Period Ended December 18, 2024
Current:
Federal	$4.6
State	1.2
Total current income tax expense	5.8
Deferred:
Federal	(4.0)
State	(0.4)
Total deferred income tax benefit	(4.4)
Total income tax expense	$1.4

A reconciliation of income tax computed at the U.S. federal statutory tax rate to the Company's effective income tax rate follows:

Period Ended December 18, 2024

Tax at U.S. federal statutory tax rate	21.0%
State and local income taxes, net of U.S. federal benefit	(18.6)
Transaction costs	(31.9)
Other permanent items	(3.5)
Prior year provision-to-return adjustments	(10.9)
Change in valuation allowance	(6.6)
Effective tax rate	(50.5)%

2-10 holdco, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

As of and for the Period Ended December 18, 2024

(in millions, except profit units, per share amounts and unless otherwise noted)

A summary of the components of gross deferred tax assets and liabilities follows:

As of December 18, 2024
Deferred tax assets (liabilities):
Unearned revenue	$37.6
Accrued expenses	0.5
Discounted loss reserve	0.3
Marketable securities	1.0
Deferred ceding commissions	1.9
Interest limitation carryforward	4.3
Capital loss carryforward	0.2
Other reserves	0.3
Less valuation allowance	(0.2)
Intangible assets	(6.7)
Deferred gain	(1.9)
Deferred customer acquisition costs	(5.3)
Prepaid expenses	(0.6)
Property and equipment	(1.3)
Deferred tax assets, net	$30.1

In assessing the realizability of deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during periods in which those temporary differences become deductible. The Company considers the scheduled reversal of deferred tax liabilities, projected future income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future income over the periods in which the deferred tax assets are deductible, the Company believes it is not more likely than not that it will realize the benefits of its deferred tax asset related to its capital loss carryforward based on its assessment as of December 18, 2024. The Company has $0.8 million of capital loss carryforwards that begin expiring in 2026. The Company has established a valuation allowance of $0.2 million to account for the likelihood that this benefit will not be realized.

The Company has concluded that there were no significant uncertain tax positions relevant to the jurisdictions where it is required to file income tax returns that would require recognition in the consolidated financial statements for the period ended December 18, 2024.

The Company’s federal and state income tax returns for tax years for which the applicable statutes of limitations have not expired are subject to examination by the Internal Revenue Service and state departments of revenue.

Note 11 - Profit Units

On October 31, 2018, the Company's parent, 2‑10 HBW Holdings, L.P., executed a Management Incentive Plan (the "Plan") and authorized 15,327,296 profit units to be made available for issuance to key employees and a director of the Company. On July 11, 2022, HBW Holdings, LP authorized an additional 1,851,824 profit units to be made available for issuance under the Plan. Each profit unit represents a right to receive payment upon a sales transaction or initial public offering of HBW Holdings, LP (a "Liquidation Event"). There is no exercise price and no monetary payment is required for receipt of the units. The units are designated as Class B Units in HBW Holdings, L.P. and the payout is in cash.

2-10 holdco, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

As of and for the Period Ended December 18, 2024

(in millions, except profit units, per share amounts and unless otherwise noted)

A summary of activity of the Plan for the period presented follows:

	Time-Based Units		Performance-Based Units
	Number of Units	Weighted- Average Grant Date Fair Value	Number of Units	Weighted- Average Grant Date Fair Value	Total Units
Unvested, January 1, 2024	2,006,792	$0.45	8,031,844	$0.44	10,038,636
Forfeited	—	—	(399,149)	0.44	(399,149)
Vested	(571,064)	0.45	—	—	(571,064)
Unvested, December 18, 2024	1,435,728	0.45	7,632,695	0.44	9,068,423
Vested, December 18, 2024	6,325,591	0.43	—	—	6,325,591
Outstanding, December 18, 2024	7,761,319	0.43	7,632,695	0.44	15,394,014

During the period ended December 18, 2024, there were no grants of units under the Plan. As of December 18, 2024, the total remaining units available for issuance under the Plan was 1,785,106.

Upon a Liquidation Event and after certain financial thresholds have been met, including the return of capital to all Class A unitholders in 2-10 HBW Holdings, L.P., all unvested time-based units not otherwise forfeited, shall become fully and immediately vested. A portion or all of the performance-based units shall become fully and immediately vested upon a Liquidation Event and are dependent on the sales price of the transaction. A qualifying Liquidation Event must occur in order for unitholders to be entitled to receive payment on vested units.

The Company recognizes compensation cost attributable to time-based units based on the grant date fair value of the unit over the requisite service period. For the performance-based units, the Company recognizes compensation cost based on the grant date fair value of the unit over the performance period, which begins when the performance condition, or Liquidation Event, is considered probable of being met. For the period ended December 18, 2024, the Company recognized $0.2 million of stock-based compensation expense, which is included in selling, general and administrative expenses on the consolidated statement of comprehensive loss. As of December 18, 2024, the Company had unrecognized stock-based compensation costs of $4.0 million.

Note 12 - Employee Benefit Plan

The Company has a 401(k) plan covering substantially all employees who have completed one month of service. The Company may make discretionary matching contributions of one‑half of the amount contributed by each employee up to a maximum of 3% of a participant's annual salary. The participants’ vested percentage in the Company’s matching contribution increases 50% annually following the completion of their first year of service. For the period ended December 18, 2024, the Company’s contributions to the plan were $1.2 million and are included in selling, general and administrative expenses on the consolidated statement of comprehensive loss.

Note 13 - Fair Value Measurements

A summary of the Company's financial assets measured at fair value on a recurring basis follows:

	As of December 18, 2024
	Level 1	Level 2	Level 3	Total
Certificates of deposit	$—	$12.0	$—	$12.0
Corporate bonds	—	14.5	—	14.5
Mortgage-backed securities	—	12.5	—	12.5
U.S. government and municipal obligations	8.1	6.4	—	14.5
Total	$8.1	$45.4	$—	$53.5

2-10 holdco, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

As of and for the Period Ended December 18, 2024

(in millions, except profit units, per share amounts and unless otherwise noted)

A description of the valuation techniques applied to the Company’s major categories of financial assets measured at fair value on a recurring basis follows:

•
Certificates of deposit – The fair value is estimated using third‑party quotations.
•
Corporate bonds, mortgage-backed securities and U.S. government and municipal obligations (excluding short-term obligations) – These financial assets are valued primarily on observable market information, which includes references to the new issue market for similar securities, the secondary trading markets, and dealer quotes.

There were no transfers between hierarchy levels during the period ended December 18, 2024.

Note 14 - Statutory Financial Information

The RRG is required to prepare statutory financial statements in accordance with the laws and regulations in the state jurisdictions in which it operates. The Company applies the statutory accounting practices prescribed by the National Association of Insurance Commissioners (“NAIC”) as the basis for accounting in the RRG standalone statutory financial statements. These statutory financial statements are prepared on a calendar year basis. For the year ended December 31, 2024, the RRG reported a statutory net loss of $0.8 million and statutory capital and surplus of $5.1 million. No dividends were declared or paid by the RRG during 2024.

As part of its regulatory filings and pursuant to the Risk-Based Capital (“RBC”) requirements of the NAIC, the RRG is required to maintain a minimum capitalization level, as determined based on formulas and other factors incorporating various business risks of the insurance subsidiary. As of December 31, 2024, the RRG’s statutory surplus exceeded the RBC requirement.

Note 15 - Commitments and Contingencies

The Company has certain liabilities with respect to existing or potential claims, lawsuits and other proceedings and accrues for these liabilities when it is probable that future costs will be incurred, and such costs can be reasonably estimated.

Due to the nature of its business activities, the Company is at times subject to pending and threatened legal and regulatory actions that arise out of the ordinary course of business. In the opinion of management, based in part upon advice of legal counsel, the disposition of any such matters is not expected, individually or in the aggregate, to have a material adverse effect on its business, financial position, results of operations or cash flows. However, the results of legal actions cannot be predicted with certainty. Therefore, it is possible that the Company's business, financial position, results of operations or cash flows could be materially adversely affected in any particular period by the unfavorable resolution of one or more legal actions.

Note 16 - Subsequent Events

The Company evaluated subsequent events through February 26, 2025, the date the financial statements were available to be issued.

Acquisition of 2-10 Holdco, Inc. by Frontdoor, Inc.

On December 19, 2024, all of the issued and outstanding shares of the Company were acquired by Frontdoor, Inc. for aggregate cash consideration of $585.0 million, subject to certain customary adjustments based on, among other things, the amount of cash, debt, transaction expenses, working capital and regulatory capital in the business of 2-10 HBW as of the closing of the transaction. The Company has accrued transaction costs of $14.8 million on its consolidated statement of financial position as of December 18, 2024, which primarily includes legal and accounting fees and transaction bonuses.

2-10 holdco, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

As of and for the Period Ended December 18, 2024

(in millions, except profit units, per share amounts and unless otherwise noted)

Repayment of Debt

In conjunction with the acquisition on December 19, 2024, Frontdoor repaid the $156.1 million outstanding principal balance under the Credit Facilities, including accrued and unpaid interest.

Vesting of Profit Units

All outstanding profit units as of December 18, 2024 became fully vested upon closing of the acquisition of the Company by Frontdoor, Inc., which occurred on December 19, 2024. The benefits under the Plan were paid by HBW Holdings, LP to the unit holders at closing.